Exhibit 3.4


                              CERTIFICATE OF MERGER
                                       OF
                            NOVINT TECHNOLOGIES, INC.
                                      INTO
                      NOVINT TECNHOLOGIES (DELAWARE), INC.


         NOVINT TECHNOLOGIES (DELAWARE), INC., a corporation organized and existing under the Laws of the State of Delaware, does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                  NAME                               STATE OF INCORPORATION
                  ----                               ----------------------
         Novint Technologies (Delaware), Inc.               Delaware
         Novint Technologies, Inc.                          New Mexico

         SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Novint Technologies (Delaware), Inc.

         FOURTH: That the amendments or changes in the Certificate of Incorporation of Novint Technologies (Delaware), Inc., the surviving corporation, as are to be effected by the merger are as follows:

         Article FIRST of the Certificate of Incorporation is amended so that as amended it will read as follows:

                  "FIRST:

                  The name of the Corporation is Novint Technologies, Inc."

         FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 6300 Riverside Plaza Lane NW, Suite 225, Albuquerque, New Mexico 87120.

         SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: That the number of authorized shares of stock of the New Mexico corporation are 100,000 shares of no par value Common Stock and 4,000 shares of no par value Preferred Stock.


                                           NOVINT TECHNOLOGIES (DELAWARE), INC.


                                           By /s/ Thomas G. Anderson
                                              ---------------------------------
                                              Its Chairman, Thomas G. Anderson